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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARBOR REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
As filed with the Commission on April 3, 2012

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

April [    ], 2012

Dear Fellow Stockholders:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Arbor Realty Trust, Inc. to be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 23, 2012, at 1:00 p.m., local time. The matters to be considered by the stockholders at the annual meeting are described in detail in the accompanying materials.

        It is important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.

        Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided.

Sincerely,
IVAN KAUFMAN Chairman and Chief Executive Officer and President

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MAY 23, 2012

THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS
ARE AVAILABLE AT:

http://www.arborrealtytrust.com/cm.htm

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2012

To the Stockholders of Arbor Realty Trust, Inc.:

        The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), will be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 23, 2012, beginning at 1:00 p.m., local time. Directions to attend the annual meeting and vote in person are available on our website, www.arborrealtytrust.com, under the heading "Investor Relations" or can be obtained by calling our main telephone number, 1-516-506-4200.

        The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:

  (1)
  the election of three Class III directors, each to serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify, and a Class II director, to serve until the 2014 annual meeting of stockholders and until his respective successor is duly elected and qualifies;

  (2)
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2012;

  (3)
  an amendment to the Company's charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0% to 5.0%; and

  (4)
  the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Stockholders of record at the close of business on April 4, 2012 will be entitled to receive notice of and to vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2011 accompany this notice. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Please return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

April [ ], 2012	WALTER K. HORN
Uniondale, New York	Corporate Secretary

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 506-4200

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2012

Page
General Information Concerning Solicitation and Voting	3
Board of Directors	8
Audit Committee Report and Disclosures	17
Executive Officers	18
Executive Compensation	20
Security Ownership of Certain Beneficial Owners and Management	33
Certain Relationships and Related Transactions	35
Proposal No. 1: Election of Directors	40
Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2012	41
Proposal No. 3: Approval of an Amendment to the Company's Charter to Lower each of the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit from 7.0 Percent to 5.0 Percent	43
Stockholder Proposals for 2013	46
Other Matters	46

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement, the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on May 23, 2012, at 1:00 p.m., local time, and any adjournments or postponements thereof.

        "We," "our," "us," and "the Company" each refers to Arbor Realty Trust, Inc. The Company is externally managed and advised by Arbor Commercial Mortgage, LLC, which we refer to as "our Manager" and "ACM."

        The mailing address of our executive office is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed on or about April [    ], 2012 to holders of our common stock, par value $0.01 per share, of record at the close of business on April 4, 2012. Our common stock are the only securities entitled to vote at the annual meeting and are referred to as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2011.

        A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

Matters to be Considered at the Annual Meeting

        At the annual meeting, our stockholders will consider and vote upon:

          (1)   the election of three Class III directors, each to serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify, and a Class II director, to serve until the 2014 annual meeting of stockholders and until his respective successor is duly elected and qualifies;

          (2)   the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2012;

          (3)   an amendment to the Company's charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0% to 5.0%; and

          (4)   the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        This proxy statement, form of proxy and voting instructions are being mailed starting on or about April [    ], 2012.

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record at the close of business on April 4,

2012 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged Alliance Advisors LLC to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $5,500, plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

        As of the close of business on April 4, 2012, there were 24,249,225 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 4, 2012 are entitled to attend and vote at the annual meeting or any adjournment or postponement thereof.

Required Quorum/Vote

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as holder of record and you attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.

        Abstentions and broker non-votes will be counted in determining the presence of a quorum. "Broker non-votes" occur when a bank, broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the "NYSE"), banks, brokers and other nominees who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are not entitled to vote on the election of directors contained in Proposal No. 1 or the amendment to the Company's charter in Proposal No. 3 but may vote on ratification of the appointment of the independent registered public accounting firm contained in Proposal No. 2.

        Election of each of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting by holders of our voting securities. The director nominees receiving the highest number of affirmative votes will be elected directors. Shares represented by properly executed and returned proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors' nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

        Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2012, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this appointment is not ratified by holders of our voting securities, the Audit Committee and our Board of Directors may reconsider its appointment and endorsement, respectively. Abstentions will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Even if the appointment is ratified, the Audit Committee of the Company's Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

        Approval of the amendment to the Company's charter, as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes entitled to be cast on the proposal at the annual meeting by holders of our voting securities. For purposes of the vote on the charter, abstentions and broker non-votes will have the same effect as votes against the proposal.

        If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the following action will be taken with respect to each share of our voting securities represented by the proxy:

          (1)   a vote will be cast FOR the election of the three Class III directors, each to serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify, and a Class II director, to serve until the 2014 annual meeting of stockholders and until his respective successor is duly elected and qualifies;

          (2)   a vote will be cast FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2012;

          (3)   a vote will be cast FOR the adoption of an amendment to the Company's charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0% to 5.0%; and

          (4)   a vote will be cast in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

        As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.

Voting

        If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.

        If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.

        Authorization of your proxy via telephone or the Internet may also be available depending on how you hold your shares. Please reference your proxy card for instructions on how to authorize your proxy by these methods.

Right to Revoke Proxy

        If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  send written notice of revocation, prior to the annual meeting, to our Corporate Secretary, at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;

  •
  sign and mail a new, later dated proxy card to our Corporate Secretary at the address specified above;

  •
  if authorization of your proxy is available via the telephone or the Internet, authorize your vote again via the telephone or Internet at least 24 hours prior to the annual meeting; or

  •
  attend the annual meeting and vote your shares in person.

        If your shares are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Multiple Copies of Annual Report to Stockholders

        A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2011 will be mailed to stockholders entitled to vote at the annual meeting with this proxy statement and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attn: Investor Relations. You may also access our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") under the "Investor Relations—SEC Filings" link on our website at www.arborrealtytrust.com.

        In order to reduce printing and postage costs, we have undertaken an initiative to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called "householding," will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to the Corporate Secretary, Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. You may also contact our Corporate Secretary at (516) 506-4200. You may also notify us that you would like to receive separate copies of Arbor Realty Trust's Annual Report and proxy statement in the future by writing to our Corporate Secretary. Even if your household has received only one Annual Report and one proxy statement, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

        If your household has received multiple copies of Arbor Realty Trust's Annual Report and proxy statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

        If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and proxy statement, contact the holder of record to eliminate duplicate mailings.

Voting Results

        American Stock Transfer & Trust Company, our independent tabulating agent, will have a representative present at the annual meeting and will tabulate the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K which will be filed within four business days of our annual meeting of stockholders.

Confidentiality of Voting

        We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, and our outside legal counsel to examine these documents except (i) as necessary to meet applicable legal requirements; (ii) if a stockholder writes comments on the proxy card directed to our Board or management; or (iii) in the event a proxy solicitation in opposition to the election of the nominees is initiated.

Recommendations of the Board of Directors

        The Board of Directors recommends a vote:

          (1)   FOR the election of Ms. Edwards, Dr. Helmreich and Mr. Green, as Class III directors, each to serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify, and the election of Mr. Lazar, as a Class II director, to serve until the 2014 annual meeting of stockholders and until his respective successor is duly elected and qualifies;

          (2)   FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2012;

          (3)   FOR the adoption of an amendment to the Company's charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0% to 5.0%; and

          (4)   in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS

General

        Our Board of Directors presently consists of nine members. Pursuant to our charter, the Board of Directors is divided into three classes of directors, each serving for three years after election and until his or her successor is duly elected and qualifies, with one class up for election at each annual meeting. At this year's annual meeting, the term of our Class III directors will expire. On March 22, 2012, Walter K. Horn notified the Company that he would not stand for election as a Class III director for a new term. In addition, because William C. Green and Melvin F. Lazar were appointed to our Board of Directors in February 2012 and December 2011, respectively, each of William C. Green and Melvin F. Lazar is also a nominee for election at the annual meeting as a Class III director, to serve until the 2015 annual meeting of stockholders and as a Class II director, to serve until the 2014 annual meeting of stockholders, respectively, and until his successor is duly elected and qualifies. Our other directors will remain in office for the remainder of their respective terms, as indicated below.

        At the annual meeting, stockholders will vote on the election of Ms. Karen Edwards, Dr. William Helmreich and Mr. William C. Green for a three-year term to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualify, and the election of Mr. Melvin F. Lazar for a two-year term to serve until the 2014 annual meeting of stockholders and until his successor is duly elected and qualifies.

        The following table sets forth information concerning the eight directors (i) who are nominees for election at this year's annual meeting and (ii) whose terms are not expiring.

Directors Who are Nominees for Election

Name	Class	Age	New Term to Expire at Annual Meeting in
Karen K. Edwards	III	55	2015
William Helmreich	III	66	2015
William C. Green	III	51	2015
Melvin F. Lazar	II	73	2014

Directors Whose Terms are not Expiring

Name	Class	Age	Term Expires at Annual Meeting in
Archie R. Dykes	I	81	2013
Joseph Martello	I	56	2013
Ivan Kaufman	II	51	2014
C. Michael Kojaian	II	50	2014

  Nominees

        Karen K. Edwards.    Ms. Edwards has served as one of our directors since August 2005. She is the founder and CEO of Kosiba Edwards Associates, a financial and strategic advisory firm. She was also a Senior Vice President at GenSpring Family Offices from June 2004 until October 2008. She co-founded the Investment Banking Group at Friedman, Billings, Ramsey & Co. (FBR), where she was a managing director from 1992 to 2000. In that role, she was responsible for raising equity and high yield debt capital for financial institutions and other financial services and real estate companies and REITs. She also developed FBR's mergers and acquisitions practice. Ms. Edwards is a Chartered Financial Analyst and a member and former President of the CFA Society of Washington. She is a member of Women

Corporate Directors and currently serves as President of the Alumni Board of the University of Virginia's Darden Graduate School of Business.

        As a CFA, investment banker and executive with several financial services and asset management companies over the past 25 years, Ms. Edwards has substantial expertise and valuable insight in business valuation and capital markets, specifically pertaining to financial services companies and real estate investment trusts, leading the Board of Directors to conclude that she should serve as a director of the Company.

        William Helmreich.    Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and President of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is a professor of Sociology at City College of New York and the CUNY Graduate Center, where he teaches sociology of marketing and consumer behavior. Since 2000, Dr. Helmreich has also been the Chairman for Academic Affairs for North Shore Hebrew Academy. He is a director of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., as well as other not-for-profit boards, and was a Senior Vice President of Good Earth Teas for many years.

        As the owner and president of a market research firm specializing in financial research, legal consulting, and issues relating to real estate, Dr. Helmreich brings a unique perspective on real estate and finance, which led the Board of Directors to conclude that he should serve as a director of the Company.

        William C. Green.    Mr. Green is new to our Board of Directors in 2012. Since 2009, Mr. Green has been the managing member of Tannery Brook Partners, LLC, a Charlotte, NC based advisory business focused on commercial real estate capital raising and debt restructuring. Prior to that, Mr. Green held senior level positions within Starwood Capital, Wachovia Securities and Banc of America Securities where he focused exclusively on commercial real estate capital markets and commercial real estate asset management activities. Mr. Green holds a Bachelor of Arts degree in economics from Hobart College and holds a Masters in Business Administration with a finance concentration from the Stern School of Business at New York University.

        Mr. Green's leadership experience at several financial organizations provides him with insight and expertise on the banking and financial services industries in general, which led the Board of Directors to conclude that he should serve as a director of the Company.

        Melvin F. Lazar.    Mr. Lazar has served as one of our directors from his appointment in November 2003 until May 2011 and since his re-appointment in December 2011. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until September 2002, and is still an employee of the firm, now known as ParenteBeard LLP. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the board of directors of Active Media Services, Inc., a privately-held corporate trading company and is former Chairman of the Audit Committee of Enzo Biochem, Inc., a publicly-held biotechnology company.

        As the managing partner of a certified public accounting firm for over 30 years and a former member of the audit committees of a large public biotechnology company and a private corporate trading company, Mr. Lazar has extensive accounting and financial expertise in a variety of industries, which led the Board of Directors to conclude that Mr. Lazar should serve as a director of the Company.

  Continuing Directors

        Archie R. Dykes.    Dr. Dykes has served as one of our directors since April 2006. Dr. Dykes was lead director of PepsiAmericas, Inc. until June 2010. He has served as Chairman of Capital City Holdings Inc., a venture capital organization, since 2007. Dr. Dykes served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987. He served as Chancellor of the University of Kansas from 1973 to 1980. Prior to that, he was Chancellor of the University of Tennessee. Dr. Dykes was Chairman of the Board and Chief Executive Officer of Fleming Companies, Inc. until September 2004. He assumed those roles at Fleming in March 2003 following his service to Fleming as non-executive Chairman of the Board. He also serves as a director of Raytech Corporation and Midas, Inc. Dr. Dykes is a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the Executive Committee of the Association of American Universities.

        The Board of Directors has concluded that Dr. Dykes should serve as a director of the Company due to his extensive business and leadership experience in a variety of sectors, including insurance, financial services, research and development, consumer goods, automotive, non-profit and government.

        Joseph Martello.    Mr. Martello has served as one of our directors since June 2003. Mr. Martello has been Chief Operating Officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage since 1999. He is responsible for management of the investment portfolio and overseeing the day-to-day operations within Arbor Management. Mr. Martello is also a member of the executive committee of Arbor Commercial Mortgage. From 1995 to 1999, Mr. Martello was Chief Financial Officer of Arbor Commercial Mortgage. From 1990 to 1995, Mr. Martello was the Chief Financial Officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years. Mr. Martello also serves as a director of Citala, Ltd., a privately-owned technology firm based in Israel.

        As a senior executive with significant financial services experience who has served within the Arbor Commercial Mortgage group of companies for more than 20 years, Mr. Martello brings a breadth of knowledge about real estate matters as well as the business and operations of the Company and its Manager. This led the Board of Directors to conclude that Mr. Martello should serve as a director of the Company.

        Ivan Kaufman.    Mr. Kaufman has served as our Chairman, Chief Executive Officer and President since June 2003. Mr. Kaufman has been Chief Executive Officer and President of Arbor Commercial Mortgage, our Manager, since its inception in 1993. Arbor Commercial Mortgage is a national commercial real estate finance company which specializes in debt and equity financing for multi-family and commercial real estate. In 1983, he co-founded a predecessor of Arbor National Holdings Inc. and its residential lending subsidiary, Arbor National Mortgage Inc., which became a public company in 1992 and was sold to BankAmerica in 1995. Mr. Kaufman was named regional "Entrepreneur of the Year" by Inc. Magazine for outstanding achievements in financial services in 1990. Mr. Kaufman has also served on Fannie Mae's regional advisory and technology boards, as well as the Board of Directors of the Empire State Mortgage Bankers Association.

        As the founder and principal executive of Arbor Commercial Mortgage, LLC and its predecessor entities since 1983, Mr. Kaufman brings exceptional knowledge about the real estate sector and our business and operations, which led the Board of Directors to conclude that he should serve as a director of the Company.

        C. Michael Kojaian.    Mr. Kojaian has served as one of our directors since June 2003. Since 1998 Mr. Kojaian has been the Chief Operating Officer of the Kojaian group of companies, a national multi-faceted real estate development, investment and asset management organization. Mr. Kojaian is former Chairman of the Board of Grubb & Ellis, a commercial real estate firm.

        Mr. Kojaian's leadership and industry experience at the Kojaian group of companies and Grubb & Ellis, two large, complex organizations active in the real estate market, provide him with expertise and insights on real estate development, investment and management, which led the Board of Directors to conclude that Mr. Kojaian should serve as a director of the Company.

Corporate Governance Profile

        We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines address, among other things, board member qualifications, responsibilities, education and management succession. A copy of our corporate governance guidelines may be found at our corporate website at www.arborrealtytrust.com under the heading "Investor Relations—Corporate Governance."

        The Board of Directors met on eight occasions and acted by written consent on three occasions during 2011. No incumbent director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served during 2011 with the exception of Dr. Helmreich and Mr. John J. Robbins, a director who served on the Board from May 2011 to December 2011, who attended 74 percent and 69 percent, respectively, of all meetings of our Board of Directors and the committees on which they served during 2011.

  Senior Officer Code of Ethics and Code of Business Conduct and Ethics

        We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Controller. This senior officer code also applies to persons performing similar functions to the aforementioned officers regardless of whether such persons (1) are employed directly by the Company or (2) are employed by our Manager pursuant to a management agreement. We have also adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arborrealtytrust.com under the heading "Investor Relations—Corporate Governance." You may also obtain these documents, as well as our corporate governance guidelines, in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553: Attention: Investor Relations. Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics for a director or officer will be disclosed at the same website address and heading provided above. We have filed our 2011 Domestic Company Section 303A CEO Certification with the NYSE without any qualifications. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2011.

  Combined Principal Executive Officer and Board Chair Positions; Independent Director Committee

        Mr. Kaufman serves as both the Company's Chief Executive Officer and Chairman of the Board of Directors, which the Board of Directors has determined is the most appropriate governance structure for the Company. Mr. Kaufman has served in this capacity since the Company's formation in June 2003. With over 25 years of experience in the real estate finance industry, Mr. Kaufman has a breadth of unique and specialized knowledge about our business operations. Mr. Kaufman solicits input from the Company's Board of Directors regarding the Board agenda and processes. To facilitate coordination with the independent directors and the exercise of independent judgment by the Board of Directors, (1) the Board has established an Independent Director Committee (as described further below), of which Dr. Dykes currently serves as the Chair, and (2) our non-management directors, each of whom are independent directors under the NYSE's Corporate Governance Standards, meet regularly in executive session without any members of management present. The director who chairs the executive sessions of the Company's non-management directors facilitates communication between the independent directors and the Chairman of the Board, ensures appropriate information is sent to the Board and works with the Chairman to identify agenda and other discussion items for the Board.

  Role of the Board of Directors in the Oversight of Risk Management

        The Audit Committee takes the lead for the Board in oversight of the Company's risk management activities. At least quarterly the Audit Committee receives a review of the Company's investment portfolio and its quarterly results from the Company's Chief Financial Officer and an internal audit report and a Sarbanes-Oxley compliance report from the Company's internal auditor, David Landau & Associates, LLC. The review of the Company's investment portfolio and its quarterly results covers a wide range of topics and potential issues that could impact the Company, including matters such as investment performance, investment risks, counterparty risks of its asset management activities and balance sheet, results of operations, key financial metrics and operational and integration risks. The internal audit plan for the Company is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee. The Company's independent registered public accounting firm, Ernst & Young LLP, provides the regular audit report. Aspects of these reports are presented to the full Board at least quarterly by either the Chairman of the Audit Committee or the member of management responsible for the given subject area. In addition, the entire Board of Directors receives reports from the General Counsel of the Manager with respect to any legal or regulatory matters that could materially affect the Company. The Compensation Committee takes the lead for the Board in oversight of risk relating to compensation matters. The Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary risk taking and has concluded that it does not.

  Director Independence

        Of our nine current directors, six have been determined by our Board of Directors to be independent for purposes of the NYSE listing standards. Our independent directors are currently Messrs. Kojaian, Lazar and Green, Drs. Dykes and Helmreich and Ms. Edwards. In determining director independence, the Board of Directors reviewed, among other things, whether any transactions or relationships currently exist, or have existed in the past, between each director and the Company and its subsidiaries, affiliates and equity investors or independent registered public accounting firm. In particular, the Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director's immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

        The Board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. In reviewing the independence of Dr. Helmreich, the Board carefully reviewed whether (1) Mr. Kaufman's and Dr. Helmreich's current and prior participation on the boards of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., all of which are not-for-profit organizations, (2) Dr. Helmreich's engagement since the summer of 2000 as an external consultant by North Shore Hebrew Academy in the capacity of chairman of Academic Affairs of North Shore Hebrew Academy and (3) Dr. Helmreich's prior receipt of consulting fees from Arbor Management, LLC would, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Dr. Helmreich is independent. The Board, in particular, reviewed the materiality of the transactions to the parties involved, the compensation and timing of Dr. Helmreich's advisory role with North Shore Hebrew Academy and Arbor Management, LLC and the absence of any employment or compensatory capacity by Dr. Helmreich with NSH Affordable Housing of Indiana, Inc. In reviewing the independence of Mr. Kojaian, the Board carefully reviewed whether (1) Mr. Kaufman's and Mr. Kojaian's co-investment in an operating company and (2) Mr. Kojaian's beneficial ownership of approximately 4.5% of the Company's common stock, would, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Kojaian is independent. The Board, in particular, reviewed the materiality of the transactions to the parties involved. In reviewing the independence of Mr. Kyle A. Permut, a director who served on the Board from August 2005 to January 2012, the Board carefully reviewed whether Mr. Permut's previous designation as the legal guardian of the then minor children of Mr. Kaufman and his wife in the event of their death and his appointments as a secondary successor executor under the wills of Mr. Kaufman and his wife and the initial successor trustee of certain of Mr. Kaufman's estate planning vehicles would, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Permut is independent. As a result of its review, the Board affirmatively determined that Messrs. Kojaian, Lazar, Robbins and Permut, Drs. Dykes and Helmreich and Ms. Edwards were independent under the NYSE listing standards. The Board has also affirmatively determined that Mr. William C. Green is independent under the NYSE listing standards. In 2007, 2008 and until his appointment as the General Counsel of Arbor Commercial Mortgage in September 2009, the Board had affirmatively determined that Mr. John J. Bishar was independent under the NYSE listing standards. Mr. Bishar served as a director on the Board from April 2007 to January 2012.

  Board Committees

        Our Board has established four standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

  Audit Committee

        Our Board of Directors has established an Audit Committee, which is currently composed of three of our independent directors, Mr. Lazar, Dr. Dykes and Ms. Edwards. Mr. John J. Robbins served on the Audit Committee in place of Mr. Lazar from May 2011 to December 2011. During 2011, the Audit Committee met on four occasions and acted by written consent on one occasion. The Audit Committee selects and appoints the Company's independent registered public accounting firm and assists the Board in overseeing (1) the integrity of the Company's financial statements, (2) the Company's independent registered public accounting firm's qualifications and independence, (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function and (4) the Company's compliance with legal and regulatory requirements.

        Mr. Lazar currently serves as Chairman of the Audit Committee. The Board has determined that Mr. Lazar qualifies as an "Audit Committee financial expert" as defined by the rules of the SEC and that each member of the Audit Committee is "financially literate." Mr. Robbins served as Chairman of the Audit Committee in place of Mr. Lazar from May 2011 to December 2011. The Board had determined that Mr. Robbins qualified as an "Audit Committee financial expert" as defined by the rules of the SEC. The Audit Committee is governed by a charter that has been adopted by the Board of Directors. In April 2012, Mr. Green was appointed to serve on the Audit Committee.

  Compensation Committee

        Our Board of Directors has established a Compensation Committee, which is currently composed of three of our independent directors, Messrs. Kojaian, Lazar and Dr. Helmreich. Mr. John J. Robbins

served on the Compensation Committee in place of Mr. Lazar from May 2011 to December 2011. During 2011, the Compensation Committee met on four occasions and acted by written consent on one occasion. Mr. Kojaian is currently the Chairman of the Compensation Committee. The principal functions of the Compensation Committee are to (1) evaluate the performance of our officers and certain of the most highly compensated employees of Arbor Commercial Mortgage who provide services to us pursuant to the management agreement (as described further in "Executive Compensation"); (2) review the compensation payable to our officers and non-employee directors and certain of the most highly compensated employees of Arbor Commercial Mortgage who provide services to us pursuant to the management agreement; (3) evaluate the performance of Arbor Commercial Mortgage; (4) review the compensation and fees payable to Arbor Commercial Mortgage under our management agreement; (5) review and discuss with management the compensation discussion and analysis disclosure included in this proxy statement; and (6) administer the issuance of any stock to our employees or the employees of Arbor Commercial Mortgage who provide services to us. The Compensation Committee is governed by a charter that has been adopted by the Board of Directors. In April 2012, Mr. Green was appointed to serve on the Compensation Committee.

  Nominating/Corporate Governance Committee

        Our Board of Directors has established a Nominating/Corporate Governance Committee, which is composed of three of our independent directors, Drs. Helmreich and Dykes and Ms. Edwards. During 2011, the Nominating/Corporate Governance Committee met on one occasion and acted by written consent on one occasion. Dr. Helmreich currently serves as Chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is responsible for seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The Nominating/Corporate Governance Committee is also responsible for (1) preparing and submitting to the Board for adoption the committee's selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the Board and our corporate governance; and (3) annually recommending to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board of Directors' performance as a whole and of the individual directors and reports thereon to the Board. The Nominating/Corporate Governance Committee is governed by a charter that has been adopted by the Board of Directors.

        Copies of the charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are available on our website, www.arborrealtytrust.com, under the heading "Investor Relations—Corporate Governance." You may also obtain these documents in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553: Attention: Investor Relations.

  Independent Director Committee

        Our Board of Directors has established an Independent Director Committee, which is currently composed of our six independent directors, Messrs. Kojaian, Lazar, Green, Drs. Helmreich and Dykes and Ms. Edwards. Dr. Dykes currently serves as Chairman of the Independent Director Committee. Mr Kyle A. Permut served on the independent directors committee from August 2005 to January 2012 and Mr. John J. Robbins served on the Independent Directors Committee in place of Mr. Lazar from May 2011 to December 2011.

        The Independent Director Committee is responsible for, among other things, considering and voting upon matters as to which the Board of Directors determines Arbor Commercial Mortgage or its affiliates (other than the Company or its subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between the Company and Arbor Commercial Mortgage.

  Non-Management Directors

        As required by the NYSE's Corporate Governance Standards, our non-management directors, each of whom are independent directors under the NYSE's Corporate Governance Standards, meet regularly in executive session without any members of management present. The director who serves as the lead director for these sessions is rotated periodically among our independent directors.

  Stockholder and Interested Party Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders and other interested parties. Interested parties and stockholders may contact any or all members of the Board, including non-management directors, by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Company's Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the office of the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

  Director Nomination Procedures; Diversity

        The Nominating/Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the Board of Directors should demonstrate an ability to make a meaningful contribution to the Board of Directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating/Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate's experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to Board responsibilities. In making its recommendations to the Board of Directors, the Nominating/Corporate Governance Committee also seeks to have the Board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

        The Nominating/Corporate Governance Committee may identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. It may also engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating/Corporate Governance Committee will also consider candidates recommended by stockholders.

        The Nominating/Corporate Governance Committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating/Corporate Governance Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating/Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under "Stockholder Proposals for 2013," the Nominating/Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating/Corporate Governance Committee in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:

  •
  the name, age, business address and residence address of the individual(s) recommended for nomination;

  •
  the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

  •
  the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

  •
  all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Stockholder recommendations of director candidates must be delivered to the Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year's annual meeting, the stockholder recommendation and information described above must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (2) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.

        The Nominating/Corporate Governance Committee expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

  Director Attendance at Annual Meeting

        We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged. Nine of our directors attended the 2011 annual meeting of stockholders.

AUDIT COMMITTEE REPORT AND DISCLOSURES

        The following report of the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board of Directors") of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent registered public accounting firm's qualifications and independence, (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function and (4) the Company's compliance with legal and regulatory requirements.

        In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's Annual Report to Stockholders for fiscal year ended December 31, 2011 with the Company's management and independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        In addition, the Audit Committee discussed with the independent registered public accounting firm the registered public accounting firm's independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by PCAOB Ethics and Independence Rule 3526 Communications with Audit Committee Concerning Independence.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:

Melvin F. Lazar (Chairman)
Archie R. Dykes
Karen K. Edwards

April [    ], 2012

 EXECUTIVE OFFICERS

        Our executive officers are elected annually by our Board of Directors and serve for a term of one year and until their respective successors are elected and qualify. Set forth below is information regarding our executive officers, as of the date of this proxy statement, unless otherwise indicated:

Name	Age	Position
Ivan Kaufman(*)	51	Chairman of the Board of Directors, Chief Executive Officer and President
Paul Elenio	44	Chief Financial Officer and Treasurer
Fred Weber	51	Executive Vice President—Structured Finance
Gene Kilgore	45	Executive Vice President—Structured Securitization
Walter K. Horn	69	Corporate Secretary and Director
John Felletter	54	Senior Vice President—Asset Management

(*)
Biographical information is provided above under "Board of Directors."

        Paul Elenio.    Mr. Elenio has served as our Chief Financial Officer and Treasurer since September 2005. Mr. Elenio joined Arbor National Holdings, the predecessor company of our Manager, Arbor Commercial Mortgage, in 1991. In 1995, he was promoted to Vice President, Controller, in 2002 assumed the position of Vice President of Finance and in 2004 was further promoted to Senior Vice President, Finance. Mr. Elenio is responsible for overseeing all aspects of our financial operations. This includes financial reporting, tax planning, budgeting, and the appropriate utilization of our capital. He is also in charge of investor relations. Mr. Elenio also serves on Arbor Commercial Mortgage's executive committee. Prior to joining Arbor Commercial Mortgage, Mr. Elenio was employed with Ernst & Young from 1989 to 1990 in the auditing department.

        Fred Weber.    Mr. Weber has served as our Executive Vice President—Structured Finance since June 2003. He also continues to provide services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage's executive committee. Mr. Weber was employed by Arbor Commercial Mortgage from May 1999 until July 1, 2003. At Arbor Commercial Mortgage, Mr. Weber oversaw Arbor Commercial Mortgage's structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 20 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From July 1997 through February 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.

        Gene Kilgore.    Mr. Kilgore has served as our Executive Vice President—Structured Securitization since October 2004. Mr. Kilgore also serves on Arbor Commercial Mortgage's executive committee. From September 2001 to September 2004, Mr. Kilgore was a portfolio manager for ZAIS Group, LLC, a structured finance investment advisor. From September 2000 to August 2001, Mr. Kilgore was director of risk finance at Barclays Capital. From September 1996 to September 2000, Mr. Kilgore worked at Standard & Poor's Ratings Service, where he was a director in the collateralized debt obligations group. He has also served as Vice President of Corporate Lending and Commercial Real Estate at Wachovia Bank.

        Walter K. Horn.    On March 22, 2012, Walter K. Horn notified the Company that he would not stand for election as a Class III director for a new term. Mr. Horn has served as one of our directors since November 2003 and our Corporate Secretary since July 2003. Mr. Horn was also our General Counsel and Director of Compliance until his retirement from those positions effective January 1, 2008. Mr. Horn was General Counsel of Arbor National Holdings from 1991 until its sale in 1995 and was General Counsel of ACM until March 2005. Mr. Horn's experience also includes serving as General Counsel with Resource One, Inc. and Long Island Trust Company. Mr. Horn will also step down as Corporate Secretary effective May 23, 2012.

        John Felletter.    Mr. Felletter has served as our Senior Vice President of Asset Management since November 2008. He was a director at UBS from 1999 to 2006. In 2006, UBS created Dillon Read Asset Management and Mr. Felletter served as a Director of the manager of that fund from 2006 to August 2007. Mr. Felletter has also held portfolio/asset management positions at Capital Trust (from 1998 to 1999), Phoenix Realty Securities (from 1996 to 1998), with the J.E. Roberts/Goldman Sachs Venture (from 1994 to 1996). Previously, Mr. Felletter worked for the Resolution Trust Corporation, Citibank, Capital Alliance, and Connecticut National Bank. Mr. Felletter has over 29 years of commercial real estate debt and equity experience, including acquisitions/dispositions, loan securitizations, exposure to troubled debt restructuring, workout and bankruptcy and oversight of portfolio monitoring, investor reporting and loan servicing. Mr. Felletter holds the Chartered Financial Analyst designation. Prior to his corporate career, Mr. Felletter served as a First Lieutenant in the United States Marine Corps.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Principles

        The Compensation Committee acknowledges that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. The Company competes for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which have significantly larger market capitalization than the Company. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our "named executive officers" and other key employees is essential to maintaining our competitive position in the real estate finance industry. For 2011, our "named executive officers" are Mr. Kaufman, our Chief Executive Officer, Mr. Elenio, our Chief Financial Officer, and Messrs. Weber, Kilgore and Felletter, the three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) who were serving as executive officers of the Company as of the end of 2011. All cash compensation and benefits for Messrs. Kaufman and Elenio are paid or provided by Arbor Commercial Mortgage, our Manager, pursuant to the management agreement described below because they are employees of our Manager. The Company is required to reimburse Arbor Commercial Mortgage for a portion of the base salaries and annual cash bonuses paid to employees of Arbor Commercial Mortgage who provide services to the Company, although the Compensation Committee has sole discretion to approve the Company's portion of the annual cash bonus payable to the most highly compensated of these employees, including Messrs. Kaufman and Elenio.

        The Compensation Committee's goal is to maintain compensation programs that are competitive within our industry, reward executives if the Company achieves its operational, financial and strategic goals and build stockholder value. In determining the form and amount of compensation payable by the Company to the named executive officers, the Compensation Committee is guided by the following objectives and principles:

  •
  Compensation levels should be sufficiently competitive to attract and retain key executives.  The Company aims to ensure its executive compensation program attracts, motivates and retains high performance talent and rewards them for the Company achieving and maintaining a competitive position in its industry. The Compensation Committee believes that total compensation should increase with position and responsibility.

  •
  Compensation should relate directly to performance and incentive compensation should constitute a substantial portion of total compensation.  The Company aims to promote a pay-for-performance culture, with a majority of total compensation being "at risk". Accordingly, a substantial portion of total compensation should be tied to and vary with the Company's operational, financial and strategic performance, as well as individual performance. The Compensation Committee believes that executives with greater roles and the ability to directly impact the Company's strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

  •
  Long-term incentive compensation should align executives' interests with the Company's stockholders.  Awards of equity-based compensation encourage executives to focus on the Company's long-term growth and prospects and motivate executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation.

        The Compensation Committee does not employ a specific policy, practice or formula regarding an allocation between cash and non-cash compensation with respect to compensation paid to executives by the Company.

        The Compensation Committee reviews at least annually the goals and objectives of the Company's executive compensation plans, incentive compensation plans, equity-based plans and other compensation and employee benefit plans. The Compensation Committee believes that the Company's benefits are competitive with its peers and provide adequate incentives for strong performance.

Compensation Setting Process

  Management's Role in the Compensation-Setting Process

        The Compensation Committee believes the Company's Chief Executive Officer, Mr. Kaufman, is in the best position to determine the responsibilities of each other executive officer and observe how well each executive performs his responsibilities. Mr. Kaufman provides recommendations to the Compensation Committee regarding base salary levels and the form and amount of the annual cash incentive awards and stock-based compensation paid to all of the other executive officers by the Company. The Compensation Committee may exercise its discretion in modifying any of the recommendations and is responsible for ultimately approving all compensation arrangements payable by the Company to the named executive officers. Mr. Kaufman does not participate in any deliberations or approvals by the Compensation Committee with respect to any cash, equity-based or other incentive awards that our Compensation Committee may grant to him. Additionally, Mr. Kaufman and other officers of the Company will provide compensation and other information to the Compensation Committee upon its request.

        Mr. Kaufman's recommendations are based on his evaluation of the executive officers' performance, their contribution toward achieving operational, financial and strategic goals, current and historical elements of each executive's compensation and the financial performance of the Company.

  Compensation Consultant

        The charter of the Compensation Committee provides the committee with the sole authority to retain and terminate any compensation consulting firm or other adviser as it deems appropriate. For 2011, the Compensation Committee engaged the compensation consulting firm Pay Governance LLC with respect to the compensation of certain of our executive officers and employees of our manager. Pay Governance LLC has no other relationships with us and is considered an independent third-party advisor.

Determining Compensation Levels

        The Compensation Committee annually determines targeted total compensation levels, as well as the individual compensation components payable by the Company to the named executive officers. In making such determinations, the Compensation Committee reviews and considers (1) recommendations of the Company's Chief Executive Officer, (2) historical compensation levels for each named executive officer, (3) industry and market conditions and the Company's future objectives and challenges, and (4) overall effectiveness of the executive compensation program. The Compensation Committee does not utilize specific performance-based goals and does not engage in benchmarking compensation, but reviews general industry trends as well as the overall performance of the Company in determining total compensation levels.

        Based upon its own judgment and in consideration of the recommendations made by the compensation consultant, the Compensation Committee approved the Company's allocable portion of the total compensation payable to Mr. Kaufman with respect to his service in 2011 as well as incentive compensation regarding certain loans that were restructured in 2011. Based upon discussions and recommendations of the Company's Chief Executive Officer, and upon its own judgment and in consideration of the recommendations made by the compensation consultant, the Compensation Committee approved (i) the base salary, cash incentive award and stock award of each of

Messrs. Weber, Kilgore and Felletter with respect to their service in 2011, and (ii) the Company's allocable portion of the base salary and cash incentive award and the stock award of Mr. Elenio with respect to his service in 2011. The Compensation Committee believes these approved forms and levels of compensation are reasonable, appropriate and in line with the Company's compensation philosophy and principles.

Forms of Compensation

        Total compensation for the named executive officers, as paid by the Company, is comprised of one or more of the following components:

  •
  base salary;

  •
  annual incentive awards;

  •
  long-term incentive awards; and

  •
  retirement and other benefits.

        Our named executive officers do not have employment, severance or change of control agreements, although their restricted stock award agreements provide for accelerated vesting upon our change of control as further described under "Long-Term Incentive Awards—Restricted Stock Awards." Our named executive officers are employed at will, which enables the Company to terminate their employment with discretion. This is consistent with the Company's performance-based employment and compensation philosophy.

  Base Salary

        Salaries provide executives with a base level of income and help achieve the objectives outlined above by attracting and retaining strong talent. The Compensation Committee reviews and approves (i) the base salaries of Messrs. Weber, Kilgore and Felletter, and (ii) the Company's allocable portion of the base salary payable to Messrs. Kaufman and Elenio. Generally, base salaries are not based upon specific measures of corporate performance, but are determined by (1) tenure of service, (2) scope and complexity of the position, including current job responsibilities, (3) an evaluation of each officer's individual performance and contribution to the Company's operational, financial and strategic goals and objectives, and (4) with respect to the named executive officers other than Mr. Kaufman, the recommendations of our Chief Executive Officer. Consistent with compensation practices commonly applied in the real estate finance industry, salaries generally form a lower percentage of an executive's total compensation, with a substantial portion of total compensation coming from incentive compensation that is tied to Company performance.

        For a further description of the base salaries paid to the named executive officers by the Company in 2011, please refer to the Summary Compensation Table for 2011 set forth below in the section entitled "Executive Compensation."

  Annual Incentive Awards

        The Company aims to promote a pay-for-performance culture, with a majority of total compensation being "at risk." The annual incentive award paid by the Company may be in the form of cash, stock-based awards under the 2003 Omnibus Stock Incentive Plan (the "Stock Incentive Plan") or a combination thereof, at the discretion of the Compensation Committee. The Company does not have any specific policy, practice or formula regarding an allocation between the cash component and the stock-based component. These awards are designed to help achieve the objectives of the compensation program and may vary significantly from year to year. The Compensation Committee has not established any specific performance-based goals that must be met in order to receive the annual incentive award.

        The Compensation Committee believes that the structure and ultimate payout amounts of the incentive awards are appropriate to attract, retain and reward the named executive officers, are competitive with those offered by our peers, provide a strong, long-term performance and retention incentive, support a pay-for-performance culture, and increase the applicable named executive officers' vested interest in the Company.

        For 2011, the Compensation Committee decided to pay the annual incentive awards of the named executive officers in cash, in amounts relative to each individual's contributions and responsibilities. Individuals with increased ability to directly impact the Company's performance were allocated larger awards because they bear a greater proportion of the risk that compensation will decrease if the Company does not perform as expected. In March 2012, the Company paid cash incentive awards to the following executives with respect to their performance in 2011:

          Mr. Weber received an annual cash incentive award of $2,000,000 for managing our loan portfolio and origination platform.

          Mr. Kilgore received an annual cash incentive award of $900,000 for managing our securitization platform.

          Mr. Felletter received an annual cash incentive award of $275,000 for monitoring our portfolio.

        The Company's independent directors decided to reimburse the Manager $320,000 in cash as the Company's allocable portion of the annual cash incentive award payable to Mr. Elenio.

  Stock-Based Incentive Awards

        Stock Awards.    Since the Company's formation in 2003, the Compensation Committee has granted the named executive officers (as well as other employees of the Company, employees of the Manager who provide services to the Company and the Company's non-management directors) stock awards, consisting of shares of the Company's common stock that may, in the discretion of the Compensation Committee, either (i) vest annually over a multi-year period, subject to the recipient's continued service to the Company or (ii) vest immediately. Employees realize value as the common stock underlying these stock awards vests, with the value increasing if the Company's stock performance increases after the date of grant. Additionally, all of the common stock underlying these restricted stock awards, whether or not vested, is entitled to cash dividends paid to the Company's stockholders, although no such dividends were paid to stockholders in 2011. All restricted stock awards have been granted pursuant to the Stock Incentive Plan.

        The Compensation Committee believes that stock-based awards must be sufficient in size and value to provide a strong, long-term performance and retention incentive for named executive officers, and to increase their vested interest in the Company. In determining the equity component of a named executive officer's compensation, the Compensation Committee considers all relevant factors, including the Company's performance and relative stockholder return, the awards granted in past years and the relative value of the awards.

        Stock-Based Awards for 2011.    On December 12, 2011, the Compensation Committee granted an aggregate of 250,000 shares of fully vested common stock to certain employees of the Company and ACM with respect to their 2011 performance, of which 155,000 shares were granted to Messrs. Elenio, Weber, Kilgore and Felletter. See "Executive Compensation—Grant of Plan-Based Awards for 2011" for further details. Consistent with its historical practice of granting annual stock based awards to the named executive officers (other than Mr. Kaufman) with respect to their service to the Company and performance in the most recently completed fiscal year, in 2012, the Compensation Committee may, in its sole discretion, grant certain of our named executive officers stock-based awards, consisting of restricted stock with a multi-year vesting schedule and/or stock options with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service to the Company and performance in 2011. The Compensation Committee did not grant Mr. Kaufman any stock-based awards in 2011.

        The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. The Compensation Committee has generally granted stock-based awards once a year.

        Future Grants of Stock Options.    The Compensation Committee has traditionally viewed restricted stock awards as more effective than stock options in achieving the Company's compensation objectives. However, given the current environment, the capital and credit markets in general and the commercial real estate market in particular, and the decline in the market value of the Company's common stock over the past several years, the Compensation Committee now considers stock options, in addition to restricted stock awards, as a viable tool to retain key employees on a going forward basis. To the extent that the Compensation Committee decides to grant stock options under the Stock Incentive Plan in the future, (i) the exercise price for the stock options will be equivalent to the market price of the underlying common stock on the date of grant, (ii) the stock options will vest over a multi-year period, and (iii) the stock options will be exercisable for ten years from the date of grant. Stock options align employee incentives with the interests of shareholders because they have value only if the Company's stock price increases over time. The Compensation Committee believes that the ten-year term of the stock options will help focus employees on the Company's long-term growth. Given that the Company's stock options will vest over a multi-year period, stock options are intended to help retain key associates and keep employees focused on long-term performance. To date, no such options have been granted.

  Retirement and Other Benefits

        The Company maintains a 401(k) plan through an affiliate for all employees, including the named executive officers, as a source of retirement income by enabling participants to save on a pre-tax basis and by providing Company matching contributions. All of the named executive officers participated in the 401(k) plan in 2011. However, the Company only made matching contributions for Messrs. Weber, Kilgore and Felletter. Arbor Commercial Mortgage made a matching contribution for Mr. Elenio, and the Company reimbursed the Manager for an allocable portion of the total matching contribution pursuant to the cost reimbursement provisions of the management agreement.

        The Company does not maintain any non-qualified deferred compensation plans that would allow executives to elect to defer receipt (and taxation) of their base salaries, bonuses or other compensation.

        The named executive officers are eligible to participate in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Under these plans, all employees are entitled to medical, dental, vision, life insurance and long-term disability coverage. Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that the Company's commitment to provide the employee benefits described above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

        The Company provides all named executive officers who are Company employees, Messrs. Weber, Kilgore and Felletter, with (1) life insurance coverage equal to their annual salary, subject to a maximum of $250,000, and (2) long-term disability coverage equal to 60% of their current base salary, up to a maximum annual benefit of $120,000. Arbor Commercial Mortgage provided similar coverage for Mr. Elenio, and the Company reimbursed the Manager for an allocable portion of the total coverage contribution pursuant to the cost reimbursement provisions of the management agreement.

        For further information regarding the premiums paid on the named executive officers' insurance policy, please refer to the Summary Compensation Table for 2011 set forth below in the section entitled "Executive Compensation."

Results of 2011 Advisory Vote to Approve Executive Compensation

        At the 2011 Annual Meeting of Stockholders, we held our first advisory vote to approve the Company's executive compensation in accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act. Approximately 95% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered this favorable outcome and believed it conveyed our stockholders' support of the Compensation Committee's decisions and the existing executive compensation programs. As a result, the Compensation Committee made no material changes in the structure of our compensation programs or pay for performance philosophy. Also in 2011, we held an advisory vote on how frequently the Company should hold future advisory votes to approve the Company's executive compensation. A majority of votes cast selected three years. Accordingly, at the 2014 Annual Meeting of Stockholders, we will again hold an advisory vote to approve the Company's executive compensation. The Compensation Committee will continue to consider the results from the 2011 and future advisory votes on executive compensation.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid by a public company to each "covered employee" (the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the Stock Incentive Plan will be subject to this limit. We expect that the majority of the compensation paid by the Company to the named executive officers in 2011 will be deductible to the Company. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible.

Executive Compensation in 2012

        In March 2012, the Compensation Committee approved the salaries of Messrs. Weber, Kilgore and Felletter for 2012, which did not increase from 2011. In March 2012, the Compensation Committee approved the portion of the salaries of Messrs. Kaufman and Elenio that the Company is required to reimburse Arbor Commercial Mortgage for pursuant to the management agreement, which did not increase from 2011. Mr. Elenio did however receive a salary increase of 3% and his allocation percentage was reduced by 5% in 2011 subsequent to the filing of the 2011 proxy statement.

        The Compensation Committee intends to continue its strategy of compensating the Company's named executive officers through programs that emphasize incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

Management Agreement

        We are externally managed and advised by Arbor Commercial Mortgage pursuant to the terms of the management agreement as amended in August 2009 described below. We believe Arbor Commercial Mortgage's experience and reputation positions it to originate attractive investment opportunities for us. Our management agreement with Arbor Commercial Mortgage was developed to capitalize on synergies with Arbor Commercial Mortgage's origination infrastructure, existing business relationships and management expertise. Since we currently employ only three executive officers and 32 employees in total, we rely to a significant extent on the facilities and resources of our Manager to conduct our operations.

  Cost Reimbursement

        For performing services under the management agreement, we reimburse Arbor Commercial Mortgage for its actual costs incurred to manage the Company's business and operations pursuant to the terms of an annual budget, which is subject to the review and approval of the Independent Director Committee of the Board on an annual basis and is also subject to quarterly reconciliation procedures. The Manager's annual budget includes an allocable portion of the base salaries, annual cash bonuses and employee benefits paid to employees of the Manager who provide services to the Company. We paid our Manager $8.3 million pursuant to the agreed-upon budget of the Manager for 2011. A portion of this amount represented the Company's allocable portion of the base salary and annual cash bonuses paid to Messrs. Kaufman and Elenio with respect to their service in 2011.

        Because our management agreement provides that Arbor Commercial Mortgage assumes principal responsibility for managing our affairs, certain of our executive officers, who are employees of our Manager, do not receive cash compensation or benefits directly from us for serving as our executive officers. However, pursuant to the terms of the management agreement, the Company reimburses the Manager for a portion of the base salaries, annual cash bonuses and employee benefits paid to employees of the Manager who provide services to the Company, including our Chief Executive Officer, Mr. Kaufman, and our Chief Financial Officer, Mr. Elenio. Such employees of the Manager are also eligible to receive grants of equity-based incentive awards under the Stock Incentive Plan. In their capacities as officers or employees of our Manager or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our Manager under the management agreement.

  Incentive Management Fee

        We also pay our Manager an incentive fee based on our performance as described in "Certain Relationships and Related Transactions—Management and Services Agreements."

        The incentive fee is calculated as (1) 25% of the amount by which (a) our funds from operations per share, adjusted for certain gains and losses including gains from the retirement and restructuring of debt and 60% of any loan loss reserve recoveries (spread over a three year period), exceeds (b) the product of (x) 9.5% per annum or the Ten Year U.S. Treasury Rate plus 3.5%, whichever is greater, and (y) the greater of $10.00 or the weighted average of book value of the net assets contributed by ACM to Arbor Realty Limited Partnership ("ARLP") per ARLP partnership unit, the offering price per share of our common equity in the private offering on July 1, 2003 and subsequent offerings and the issue price per ARLP partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of our outstanding shares.

        The minimum return, or incentive fee hurdle, to be reached before an incentive fee is earned, is a percentage applied on a per share basis to the greater of $10.00 or the average gross proceeds per share. In addition, 60% of any loan loss and other reserve recoveries are eligible to be included in the incentive fee calculation, which recoveries are spread over a three year period.

        The incentive fee is measured on an annual basis. However, when applicable, our Manager receives quarterly installments of the incentive fee in advance. The quarterly installments are calculated based on the results for the period of twelve months ending on the last day of each quarter with respect to which such installment is payable. Each quarterly installment payment is deemed to be an advance of a portion of the incentive fee payable for the year, with an adjustment at year end to reflect the full year's results, and any overpayments are required to be repaid in accordance with the management agreement. Subject to the ownership limitations in our charter, at least 25% of this incentive compensation is payable to our Manager in shares of our common stock having a value equal to the average closing price per share for the last 20 days of the fiscal quarter for which the incentive compensation is being paid.

        The management agreement also allows us to consider, from time to time, the payment of additional "success-based" fees to our Manager for accomplishing certain specified corporate objectives in the sole discretion of our independent directors. No "success-based" payments were made for the year ended December 31, 2011.

Origination Fees

        Under the terms of the management agreement, origination fees paid by borrowers for loans or investments made by us, less any payments to unaffiliated third party brokers or other unaffiliated third party costs in connection with the origination of these investments, are retained by us or otherwise reduce the base management fee installment for that month.

Term and Termination

        The management agreement is renewable automatically for an additional one year period every year, unless terminated with six months' prior written notice. If we terminate or elect not to renew the management agreement without cause, we are required to pay a termination fee of $10 million.

Compensation Committee Report on Executive Compensation

        The Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board of Directors") of Arbor Realty Trust, Inc., a Maryland corporation (the "Company") has reviewed and discussed the "Compensation Discussion and Analysis" with the Company's management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the "Compensation Discussion and Analysis" in the Company's proxy statement for its 2012 annual meeting of stockholders. In addition, the Compensation Committee considered whether the Company's executive compensation program encourages unnecessary risk taking and has concluded that it does not.

Compensation Committee:

C. Michael Kojaian (Chairman)
William Helmreich
Melvin F. Lazar

April [    ], 2012

Executive Compensation

Summary Compensation Table for 2011

        The following table sets forth the total compensation amounts paid to our named executive officers for the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Ivan Kaufman	2011	$800,000	(2)	$0	(2)	$0	$0	(2)	$800,000
Chief Executive Officer and	2010	$800,000	(2)	$0	(2)	$0	$0	(2)	$800,000
President	2009	$800,000	(2)	$0	(2)	$0	$0	(2)	$800,000
Paul Elenio	2011	$300,000	(2)	$320,000	(2)	$171,500	$4,423	(2)	$795,923
Chief Financial Officer	2010	$318,750	(2)	$318,750	(2)	$0	$4,279	(2)	$641,779
	2009	$270,000	(2)	$135,000	(2)	$39,300	$18,927	(2)	$463,227
Fred Weber	2011	$500,000		$2,000,000		$68,600	$6,225	(3)	$2,574,825
Executive Vice President—	2010	$500,000		$2,000,000		$0	$5,922	(3)	$2,505,922
Structured Finance	2009	$500,000		$2,000,000	(2)	$39,300	$87,099	(3)	$2,626,399
Gene Kilgore	2011	$500,000		$900,000		$257,250	$5,817	(4)	$1,663,067
Executive Vice President—	2010	$500,000		$1,276,303		$0	$5,274	(4)	$1,781,577
Structured Securitization	2009	$500,000		$600,000		$39,300	$45,873	(4)	$1,185,173
John Felletter	2011	$225,000		$275,000		$34,300	$6,090	(5)	$540,390
Senior Vice President—	2010	$225,000		$275,000		$0	$5,355	(5)	$505,355
Asset Management	2009	$225,000		$275,000		$19,650	$4,163	(5)	$523,813

(1)
Represents the aggregate grant date fair value of restricted common stock awards granted in 2011 and 2009, determined in accordance with FASB ASC Topic 718. No stock awards were granted to executive officers in 2010. See "Executive Compensation—Compensation Discussion and Analysis—Forms of Compensation—Stock-Based Awards for 2011" for further information on stock awards.

(2)
Messrs. Kaufman and Elenio do not receive cash compensation or benefits from us for serving as our executive officers. They are employed and compensated by our Manager, Arbor Commercial Mortgage, who was reimbursed $800,000 and $620,000 in cash as the Company's allocable portion of the annual compensation payable to Messrs. Kaufman and Elenio, respectively, in 2011, $800,000 and $637,500 in cash as the Company's allocable portion of the annual compensation payable to Messrs. Kaufman and Elenio, respectively, in 2010 and $800,000 and $405,000 in cash as the Company's allocable portion of the annual compensation payable to Messrs. Kaufman and Elenio, respectively, as well as a $450,000 bonus payable to Mr. Weber in 2009. See "Compensation Discussion & Analysis—Management Agreement" for further information. Mr. Elenio also received $4,116 for matching contributions to his 401(k) plan and $307 for basic term life insurance for 2011, $3,749 for matching contributions to his 401(k) plan and $530 for basic term life insurance for 2010 and a $15,187 reimbursement for taxes personally paid in 2009 upon the acceleration of the vesting of restricted stock, $3,308 for matching contributions to his 401(k) plan and $432 for basic term life insurance for 2009, reimbursed by us.

(3)
Amounts for 2011 represent $5,145 for Company matching contributions to the 401(k) plan and $1,080 for basic term life insurance; amounts for 2010 represent $4,410 for Company matching contributions to the 401(k) plan and $1,512 for basic term life insurance; amounts for 2009 represent a $81,912 reimbursement for taxes personally paid in 2009 upon the acceleration of the vesting of restricted stock, $3,675 for Company matching contributions to the 401(k) plan and $1,512 for basic term life insurance.

(4)
Amounts for 2011 represent $5,145 for Company matching contributions to the 401(k) plan and $672 for basic term life insurance; amounts for 2010 represent $4,410 for Company matching contributions to the 401(k) plan and $864 for basic term life insurance; amounts for 2009 represent a $41,334 reimbursement for taxes personally paid in 2009 upon the acceleration of the vesting of restricted stock, $3,675 for Company matching contributions to the 401(k) plan and $864 for basic term life insurance.

(5)
Amounts for 2011 represent $5,145 for Company matching contributions to the 401(k) plan and $945 for basic term life insurance; amounts for 2010 represent $4,410 for Company matching contributions to the 401(k) plan and $945 for basic term life insurance; amounts for 2009 represent $3,375 for Company matching contributions to the 401(k) plan and $788 for basic term life insurance.

Grants of Plan-Based Awards for 2011

        The following shares of common stock were granted to the named executive officers pursuant to the Stock Incentive Plan during 2011.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Ivan Kaufman	N/A	N/A	0	$0
Paul Elenio	12/12/11	12/12/11	50,000	$171,500
Fred Weber	12/12/11	12/12/11	20,000	$68,600
Gene Kilgore	12/12/11	12/12/11	75,000	$257,250
John Felletter	12/12/11	12/12/11	10,000	$34,300

(1)
These shares were fully vested as of the date of grant.

(2)
Represents the aggregate grant date fair value of the common shares, determined in accordance with FASB ASC Topic 718.

        See "Compensation Discussion and Analysis—Forms of Compensation—Stock-Based Awards for 2011" for more information on stock awards.

Outstanding Equity Awards at 2011 Fiscal Year-End

        There were no equity awards held by any of our named executive officers as of December 31, 2011 that were subject to vesting. See "Compensation Discussion and Analysis—Forms of Compensation—Stock-Based Awards for 2011" for more information on stock awards.

Options Exercised and Stock Vested for 2011

        There were no stock options or shares of restricted common stock held by any of our named executive officers that were subject to vesting as of December 31, 2011. See "Compensation Discussion and Analysis—Forms of Compensation—Stock-Based Awards for 2011" for more information on stock awards.

Potential Payments Upon Termination of Change in Control

        The Company does not maintain employment, severance or change in control agreements with any of the named executive officers and therefore, the Company is not obligated to pay cash severance to any of the named executive officers upon a termination of their employment.

Director Compensation

        The Compensation Committee's recommendations regarding compensation of the Company's directors are reported to, and approved by, the full Board of Directors.

        For fiscal 2011, each of our non-management directors was paid a director's fee of $25,000 per year as well as (i) a fee of $2,000 for each board or committee meeting that he or she attended in person, and (ii) a fee of $1,000 for each telephone board or committee meeting that he or she attended. Also, each independent director who served as chairman of the Audit Committee was paid an additional fee of $10,000 per year, each independent director who served as chairman of the Compensation Committee was paid an additional fee of $5,000 per year and each independent director who served as chairman of the Nominating/Corporate Governance Committee was paid an additional fee of $3,000 per year. On March 23, 2012, our Board of Directors approved the following compensation for our non-management directors which is effective January 1, 2012. Each non-management director will be paid a director's fee of $50,000 per year. Also, each independent director who serves as chairman of the Audit Committee will be paid an additional fee of $15,000 per year, each independent director who serves as chairman of the Compensation Committee will be paid an additional fee of $10,000 per year, each independent director who serves as chairman of the Nominating/Corporate Governance Committee will be paid an additional fee of $7,500 per year. Additionally, each independent director who serves on the Audit Committee (other than the chairman) will be paid an additional fee of $5,000 per year, each independent director who serves on the Compensation Committee (other than the chairman) will be paid an additional fee of $3,000 per year and each independent director who serves on the Nominating/Corporate Governance Committee (other than the chairman) will be paid an additional fee of $3,000 per year. Effective as of January 1, 2012, our non-management directors will no longer receive a fee for the individual meetings attended in person or by telephone. In 2012, each independent director will receive a grant of 15,000 fully vested shares of common stock. In addition, we reimburse all directors for reasonable out of pocket expenses incurred in connection with their services on the Board of Directors. We also reimburse all directors up to $2,500 per year for continuing education costs incurred in connection with their services on the Board of Directors.

        The following table sets forth the compensation amounts paid by us to our directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Ivan Kaufman(3)	$0	$0	$0
John J. Bishar, Jr.(4)	$0	$0	$0
Archie R. Dykes	$52,000	$69,450	$121,450
Karen K. Edwards	$51,000	$69,450	$120,450
William Helmreich	$47,000	$69,450	$116,450
Walter K. Horn(5)	$43,000	$69,450	$112,450
C. Michael Kojaian	$47,000	$69,450	$116,450
Melvin F. Lazar(6)	$22,500	$0	$22,500
Joseph A. Martello(7)	$0	$0	$0
Kyle A. Permut(8)	$71,000	$69,450	$140,450
John J. Robbins(9)	$40,420	$69,450	$109,870

(1)
Represents the aggregate grant date fair value of restricted common stock awards granted in 2011, determined in accordance with FASB ASC Topic 718. See "Executive Compensation—Compensation Discussion and Analysis—Forms of Compensation—Stock-Based Awards for 2011" for further information.

(2)
The number of shares and grant date fair value of common stock awards granted during 2011 are set forth below. Each of these awards consisted of shares of common stock that were issued without vesting restrictions as of the grant date.

Name	Number of Shares Granted (#)	Grant Date Fair Value of Stock Awards ($)
Ivan Kaufman	0	$0
John J. Bishar, Jr.	0	$0
Archie R. Dykes	15,000	$69,450
Karen K. Edwards	15,000	$69,450
William Helmreich	15,000	$69,450
Walter K. Horn	15,000	$69,450
C. Michael Kojaian	15,000	$69,450
Melvin F. Lazar	0	$0
Joseph Martello	0	$0
Kyle A. Permut	15,000	$69,450
John J. Robbins	15,000	$69,450
(3)
Mr. Kaufman, our Chief Executive Officer and President, did not receive cash fees for his service as a director.

(4)
Mr. Bishar was appointed General Counsel of Arbor Commercial Mortgage, our Manager, in September 2009 and thus did not receive fees for his service as a director thereafter. Mr. Bishar resigned from the Board effective January 27, 2012.

(5)
Mr. Horn, who is currently our Corporate Secretary, was compensated as such until December 31, 2010 and subsequently received fees for his service as a director. On March 22, 2011, Mr. Horn notified the Company that he would not stand for election as a Class III director for a new term. Mr. Horn will also step down as Corporate Secretary effective May 23, 2012.

(6)
Mr. Lazar served on the Board from January 1, 2011 to May 25, 2011 and was re-appointed to the Board on December 19, 2011.

(7)
Mr. Martello, the Chief Operating Officer of Arbor Management, LLC (which is the managing member of Arbor Commercial Mortgage) did not receive cash fees for his service as a director.

(8)
Mr. Permut received a $25,000 fee in connection with the review and revision of our Related Party Transaction Policy during 2011. Mr. Permut resigned from the Board effective January 25, 2012.

(9)
Mr. Robbins served on the Board from May 25, 2011 until his resignation on December 15, 2011.

Additional Grants Made Pursuant to the Stock Incentive Plan

        The Compensation Committee granted Melvin F. Lazar an award of 15,000 shares of fully vested common stock under our Stock Incentive Plan as of January 22, 2012 and Joseph Martello an award of 10,000 shares of fully vested common stock under our Stock Incentive Plan as of March 19, 2012. The Compensation Committee also granted each of our six independent directors an award of 15,000 shares of fully vested common stock and Walter K. Horn 6,255 shares of fully vested common stock under our Stock Incentive Plan as of April 3, 2012.

        Consistent with its historical practice of granting annual stock based awards to directors, certain executive officers of the Company, certain employees of the Company and the Manager with respect to their service to the Company in the most recently completed fiscal year, in 2012, the Compensation Committee may, in its sole discretion, grant directors, certain executives and certain employees stock-based awards, consisting of restricted stock with multi-year or immediate vesting and/or stock options with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service to the Company in 2011.

Compensation Committee Interlocks and Insider Participation

        Messrs. Kojaian, Lazar, Permut and Robbins and Dr. Helmreich served as members of our Compensation Committee during 2011. Dr. Helmreich has been retained as a part-time consultant in the capacity of Chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the President of North Shore Hebrew Academy. Our Chairman and Chief Executive Officer, Mr. Kaufman, and Dr. Helmreich are both members of the Board of Trustees of North Shore Hebrew Academy High School.

Equity Compensation Plan Information

        The following table presents information as of December 31, 2011 regarding the Stock Incentive Plan and the incentive compensation provisions of our management agreement with Arbor Commercial Mortgage, which are our only equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders:
2003 Omnibus Stock Incentive Plan(1)	0	N/A	936,843
Incentive Compensation pursuant to Management Agreement(2)	0	N/A	See Note 3
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	0	N/A	936,843	(3)

(1)
On June 18, 2009, the stockholders authorized the issuance of an additional 1,250,000 shares of the Company's common stock to be used for grants under the Stock Incentive Plan.

(2)
Pursuant to the terms of our management agreement with Arbor Commercial Mortgage, at least 25% of the incentive compensation earned by our Manager is payable in shares of our common stock having a value equal to the average closing price per share for the last twenty days of the fiscal quarter for which the incentive compensation is being paid. Arbor Commercial Mortgage has the right to elect to receive 100% of the incentive compensation in shares of our common stock. See "Compensation Discussion and Analysis—Management Agreement" for information regarding the terms of our management agreement and the incentive compensation payable to Arbor Commercial Mortgage thereunder. Our sole stockholder immediately prior to the date we entered into the management agreement with Arbor Commercial Mortgage approved the issuance of shares of our common stock to Arbor Commercial Mortgage pursuant to the incentive compensation provisions of the management agreement.

(3)
The number of securities remaining available for future issuance to Arbor Commercial Mortgage as incentive compensation pursuant to the management agreement depends on the amount of incentive compensation earned by Arbor Commercial Mortgage in the future and therefore is not yet determinable.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table indicates how many shares of our common stock are beneficially owned by (i) each of our directors and each nominee for director; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group. The following table also indicates how many shares of our common stock are beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC. Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In accordance with SEC beneficial ownership rules, the following table attributes to Arbor Commercial Mortgage (and to Mr. Kaufman, as the controlling owner of Arbor Commercial Mortgage) beneficial ownership of the 5,349,053 shares of common stock currently held by Arbor Commercial Mortgage.

	Shares of Common Stock Beneficially Owned
Name and Address(1):	Number(2)	Percentage(3)
Ivan Kaufman(4)	5,493,602	22.7%
Arbor Commercial Mortgage, LLC(4)	5,349,053	22.1%
Leon G. Cooperman(5)	2,065,400	8.5%
John J. Bishar, Jr.(6)	46,050	*
Archie R. Dykes	61,750	*
Karen K. Edwards	75,000	*
William C. Green	15,000	*
William Helmreich	175,100	*
Walter K. Horn(7)	67,750	*
C. Michael Kojaian(8)	1,161,500	4.8%
Melvin F. Lazar	78,500	*
Joseph Martello(9)	68,940	*
Paul Elenio(10)	133,140	*
John Felletter(11)	25,000	*
Gene Kilgore(12)	217,090	*
Fred Weber(13)	290,640	1.2%
All directors and executive officers as a group (14 persons)	7,909,067	32.6%

*
Less than one percent.

(1)
Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.

(3)
The 24,249,225 shares of our common stock outstanding at April 4, 2012 are considered the total number of shares of our common stock outstanding for the purpose of calculating each person's percentage of beneficial ownership of shares of our common stock.

(4)
Mr. Kaufman, together with (i) the Ivan and Lisa Kaufman Family Trust, (ii) the Ivan Kaufman Grantor Retained Trust and (iii) Arbor Management, LLC, the managing member of Arbor Commercial Mortgage and an entity owned wholly by Mr. Kaufman and his wife, beneficially own approximately 92% of the outstanding membership interests of Arbor Commercial Mortgage.

(5)
Based on information included in the Schedule 13G filed by Leon G. Cooperman, an investor, on February 6, 2012, which includes 615,400 shares owned by the Leon and Toby Cooperman Family Foundation for which Mr. Cooperman is a trustee. The address of the principal business office of Mr. Cooperman and the Foundation is 2700 North Military Trail, Suite 230, Boca Raton, FL 33431.

(6)
Mr. Bishar holds a 0.4% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Bishar.

(7)
Mr. Horn, through his wife, holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Horn.

(8)
Includes 1,000,000 shares of common stock purchased by Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian and Kojaian Ventures—MM, Inc., of which Mr. Kojaian is the sole stockholder.

(9)
Mr. Martello holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Martello.

(10)
Mr. Elenio holds a 0.4% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Elenio.

(11)
Mr. Felletter holds a 0.2% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Felletter.

(12)
Mr. Kilgore holds a 0.7% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Kilgore.

(13)
Mr. Weber holds a 0.9% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC's beneficial ownership rules, the shares held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Weber.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during and with respect to the fiscal year ended December 31, 2011 all filings required by Section 16(a) of the Exchange Act were timely made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

        In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the "Policy and Procedures With Respect to Related Person Transactions", which we refer to as our Related Persons Policy, which provides for the review and approval (or, if completed, ratification) by the Independent Director Committee (or, in certain circumstances, the Chair of the Independent Director Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. All Related Persons are required to report to our Corporate Secretary, who is required to submit to our Independent Director Committee any such related party transaction prior to its completion.

        Our Related Persons Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        A "Related Person", as defined in our Related Persons Policy, means any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person's relationship to us and his or her interest in the transaction, (ii) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (iii) the benefits to us, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

Relationships with Our Manager

Arbor Commercial Mortgage's Ownership Interest in the Company and Related Registration Rights

        Arbor Commercial Mortgage currently owns 5,349,053 shares of our common stock, representing approximately 22.1% of the voting power of our common stock. We have granted Arbor Commercial Mortgage shelf registration rights, or, if such rights are not available, demand registration rights with respect to the 5,349,053 shares currently owned by it. Arbor Commercial Mortgage is also entitled to participate in primary or secondary offerings of our common stock with respect to these shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of Arbor Commercial Mortgage so long as we are still obligated to register any of the shares currently owned by Arbor Commercial Mortgage pursuant to the registration rights agreement.

Common Management

        Mr. Ivan Kaufman, our Chairman and Chief Executive Officer, is also the Chief Executive Officer of Arbor Commercial Mortgage. Mr. Kaufman and entities controlled by Mr. Kaufman collectively own 92% of the outstanding membership interests in Arbor Commercial Mortgage. Mr. Joseph Martello, one of our directors, currently serves as the Chief Operating Officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage. Mr. Martello owns a 1.3% interest in Arbor Commercial Mortgage and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman's family, which owns a 35% interest in Arbor Commercial Mortgage, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust, which also owns an equity interest in Arbor Commercial Mortgage. Mr. John Bishar, who was one of our directors until his resignation in January 2012, currently serves as General Counsel to Arbor Commercial Mortgage. Mr. Bishar owns a 0.4% interest in Arbor Commercial Mortgage. Mr. Paul Elenio, our Chief Financial Officer and Treasurer, currently serves as the Chief Financial Officer of Arbor Commercial Mortgage. Mr. Elenio owns a 0.4% interest in Arbor Commercial Mortgage. Mr. Walter Horn, our Corporate Secretary and one of our directors until his term expires on May 23, 2012, owns a 1.3% interest in Arbor Commercial Mortgage, which is held in his wife's name. Mr. Fred Weber, our Executive Vice President of Structured Finance, was responsible for overseeing Arbor Commercial Mortgage's structured finance and principal transactions group from 1999 until July 1, 2003. Mr. Weber owns a 0.9% interest in Arbor Commercial Mortgage. Mr. Gene Kilgore, our Executive Vice President—Structured Securitization, owns a 0.7% interest in Arbor Commercial Mortgage. Mr. John Felletter, our Senior Vice President—Asset Management owns a 0.2% interest in Arbor Commercial Mortgage. Each of Messrs. Kaufman, Martello, Bishar, Elenio, Weber and Kilgore is a member of Arbor Commercial Mortgage's executive committee.

Management and Services Agreements

        We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage, pursuant to which Arbor Commercial Mortgage provides for the day to day management of our operations. Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance investment opportunities in the multi-family and commercial real estate markets that are identified by Arbor Commercial Mortgage or its affiliates as long as such investment opportunities are consistent with our investment objectives and guidelines and such investment opportunities would not adversely affect our status as a REIT. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any opportunity in structured finance investment opportunities in the multi-family and commercial real estate markets if the opportunity is rejected by our credit committee and a majority of our independent directors.

        In August 2009, we amended our management agreement with Arbor Commercial Mortgage. The amendment was negotiated by a special committee of our Board of Directors, consisting solely of independent directors and approved unanimously by all of the independent directors.

        The base management fee is an arrangement whereby we reimburse the Manager for its actual costs incurred in managing our business based on the parties' agreement in advance on an annual budget with subsequent quarterly true-ups to actual costs. The 2011 and 2010 base management fee was $8.3 million and $7.6 million, respectively, and the 2012 base management fee is estimated to be approximately $9.7 million. All origination fees on investments are now retained by us.

        The incentive fee is calculated as (1) 25% of the amount by which (a) our funds from operations per share, adjusted for certain gains and losses, including gains from the retirement and restructuring of debt and 60% of any loan loss reserve recoveries (spread over a three year period), exceeds (b) the product of (x) 9.5% per annum or the Ten Year U.S. Treasury Rate plus 3.5%, whichever is greater, and (y) the greater of $10.00 or the weighted average of book value of the net assets contributed by

ACM to ARLP per ARLP partnership unit, the offering price per share of our common equity in the private offering on July 1, 2003 and subsequent offerings and the issue price per ARLP partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of our outstanding shares.

        The minimum return, or incentive fee hurdle, to be reached before an incentive fee is earned, is a percentage applied on a per share basis to the greater of $10.00 or the average gross proceeds per share. In addition, 60% of any loan loss and other reserve recoveries are eligible to be included in the incentive fee calculation, which recoveries are spread over a three year period.

        The management agreement also allows us to consider, from time to time, the payment of additional fees to Arbor Commercial Mortgage for accomplishing certain specified corporate objectives; has a termination fee of $10 million; and is renewable automatically for successive one-year terms, unless terminated with six months prior written notice.

        We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event that the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our Board of Directors, we will negotiate in good faith with our Manager an adjustment to our Manager's base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Non-Competition Agreement

        We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities in the multi-family and commercial real estate markets unless a majority of our independent directors affirmatively approves the pursuit by Mr. Kaufman of such opportunity that a majority of our independent directors and our credit committee have rejected on our behalf. Mr. Kaufman has also agreed that if he is no longer an affiliate of Arbor Commercial Mortgage and, within the first five years of the term of the management agreement, he is no longer our Chief Executive Officer other than because of certain reasons specified in the non-competition agreement, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period described in the management agreement. Mr. Kaufman's non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

Benefits Participation Agreement

        We have also entered into a benefits participation agreement with Arbor Commercial Mortgage, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management for the benefit of Arbor Commercial Mortgage employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.

Related Party Loans and Investments

        Due from related party was approximately $0.7 million and $0.3 million at December 31, 2011 and 2010, respectively, and consisted primarily of escrows held by ACM and its affiliates related to real estate transactions. In December 2010, ACM surrendered 701,197 shares of our common stock in payment of $3.6 million, or a 50% portion of the $7.3 million receivable related to the exchange of our Prime Outlets Member, LLC profits interest. The remaining $3.6 million was offset against the 2010 incentive management fee as of December 31, 2010, which is discussed below.

        Due to related party was $2.7 million at December 31, 2011and consisted primarily of base management fees due to ACM, which were remitted by us in the first quarter of 2012. At December 31, 2010, due to related party was $17.4 million and consisted primarily of an incentive management fee for the twelve month period ended December 31, 2010 of $18.8 million, offset by the $3.6 million receivable discussed above, and base management fees of $2.3 million due to ACM, all of which were remitted by us in the first quarter of 2011. ACM elected to be paid the remaining incentive management fee in 666,927 shares of the Company's common stock and $11.1 million in cash. See "Management Agreement" above.

        In December 2011, we completed a restructuring of a $67.6 million preferred equity loan on the Lexford Portfolio ("Lexford"), which is a portfolio of multi-family assets. We, along with a consortium of independent outside investors, made an additional preferred equity investment of $25.0 million in Lexford, of which we held a $10.9 million interest at December 31, 2011. The original preferred equity investment now bears a fixed rate of interest of 2.36%, revised from an original rate of LIBOR plus 5.00% (the loan was paying a modified rate of LIBOR plus 1.65% at the time of the new investment). The original preferred equity investment matures in June 2020. The new preferred equity investment has a fixed interest rate of 12% and also matures in June 2020. We, along with the same outside investors, also made a $0.1 million equity investment into Lexford, of which we hold a $44,000 noncontrolling interest, and do not have the power to control the significant activities of the entity. During the fourth quarter of 2011, we recorded losses from the entity against the equity investment, reducing the balance to zero at December 31, 2011. We record this investment under the equity method of accounting. In addition, under the terms of the restructuring, Lexford's first mortgage lender required a change of property manager for the underlying assets. The new management company is an affiliate of Mr. Ivan Kaufman, and has a contract with the new entity for 7.5 years and will be entitled to 4.75% of gross revenues of the underlying properties, along with the potential to share in the proceeds of a sale or refinancing of the debt should the management company remain engaged by the new entity at the time of such capital event.

        During the second quarter of 2011, we originated a mortgage loan to a third party borrower secured by property purchased from ACM, our manager. The loan had an unpaid principal balance of $6.2 million, a maturity date of May 2014 and a variable interest rate of LIBOR plus 6.00%. Upon approving the transaction, the independent directors committee of the Board of Directors required us to sell the loan in 90 days and ACM agreed to guarantee the loan until it was sold. In the third quarter of 2011, the loan was sold to an affiliated entity of Mr. Ivan Kaufman for $6.2 million. Interest income recorded from this loan for the year ended December 31, 2011 was approximately $0.2 million.

        During the second quarter of 2011, we originated a loan to a third party borrower for a portfolio of properties with an unpaid principal balance of $24.4 million as of December 31, 2011, of which, one property in the portfolio was previously financed with an $11.7 million loan that was purchased by ACM, our manager. The $11.7 million loan was repaid as part of the $24.4 million loan on the portfolio. The new loan has a maturity date of May 2016 and a variable interest rate of LIBOR plus 4.75%. Interest income recorded from this loan for the year ended December 31, 2011 was approximately $0.8 million.

        During the first quarter of 2011, we originated four mortgage loans totaling $28.4 million to borrowers which were secured by property purchased from ACM, our manager, or its affiliate. Two of the loans totaling $22.4 million have maturity dates of March 2014 and a combined weighted average variable interest rate of 6.28% as of December 31, 2011 and were secured by the same property. The third was a $2.0 million bridge loan with a maturity date of February 2013 and an interest rate of one-month LIBOR plus 6.00%. The fourth was a $4.0 million bridge loan with a maturity date in April 2013 and an interest rate of one-month LIBOR plus 6.00%. Interest income recorded from these loans for the year ended December 31, 2011 totaled approximately $1.5 million.

General

        Every transaction entered into between us and an entity in which Arbor Commercial Mortgage holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

        Arbor Commercial Mortgage may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and Arbor Commercial Mortgage may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of Arbor Commercial Mortgage may require us to enter into intercreditor agreements in situations where loans are made by us and Arbor Commercial Mortgage to the same borrower.

        In addition, we may enter into future transactions with Arbor Commercial Mortgage with the approval of our independent directors.

Other Relationships and Related Transactions

        Mr. Fred Weber, our executive vice president of structured finance, continues to serve on Arbor Commercial Mortgage's executive committee and provide services to Arbor Commercial Mortgage. Mr. Weber does not receive a salary from Arbor Commercial Mortgage but may receive production payments from Arbor Commercial Mortgage for originating loans on its behalf.

        We have entered into a one-year consulting agreement with Mr. Kyle Permut upon his resignation from the Board of Directors in January 2012 pursuant to which we will pay him a $120,000 annual fee in monthly installments of $10,000. The consulting arrangement will be in effect from January 2012 to December 2012.

        Mr. Walter Horn, our Corporate Secretary and one of our directors until his term expires on May 23, 2012, had an agreement with the Company pursuant to which he was paid $150,000 per year plus employee benefits for his service as our Corporate Secretary. The terms of this agreement ended on December 31, 2010 and Mr. Horn was subsequently paid director fees for his services.

        Arbor Management, LLC, the managing member of Arbor Commercial Mortgage, and Arbor Commercial Mortgage have made loans during the past few years to several of our executive officers in order for them to finance their Class B membership interests of Arbor Commercial Mortgage. The largest aggregate outstanding principal balance to Mr. Elenio during the two year period ended December 31, 2011 was $56,840 and the total outstanding balance as of December 31, 2011 was $42,857. Mr. Elenio made principal payments totaling $13,983 and $3,572 during the years ended December 31, 2011, and 2010, respectively. The interest rate on the loans is prime and interest payments totaled $1,526 and $1,902 during the years ended December 31, 2011 and 2010, respectively. The largest aggregate outstanding principal balance to Mr. Kilgore during the two year period ended December 31, 2011 was $189,286 and the total outstanding balance as of December 31, 2011 was $153,571. Mr. Kilgore made principal payments totaling $35,715 and $21,428 during the years ended December 31, 2011 and 2010, respectively. The interest rate on the loans is prime and interest payments totaled $5,350 and $6,411 during the years ended December 31, 2011 and 2010, respectively. The largest aggregate outstanding principal balance to Mr. Bishar during the two year period ended December 31, 2011 was $125,000 and the total outstanding balance as of December 31, 2011 was $107,143. Mr. Bishar made a principal payment of $17,857 during the year ended December 31, 2011. The interest rate on the loan is prime and interest payments totaled $3,676 and $4,119 during the years ended December 31, 2011 and 2010, respectively. Our current policies and procedures do not allow for the lending of funds to any of our directors, officers or employees.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors, following the recommendation of the Nominating/Corporate Governance Committee, has nominated Ms. Karen Edwards, Dr. William Helmreich and Mr. William C. Green, each to serve on the Board of Directors until the Company's annual meeting of stockholders for 2015 and until their respective successors are duly elected and qualify, and Mr. Melvin F. Lazar to serve on the Board of Directors until the 2014 annual meeting of stockholders and until his successor is duly elected and qualifies.

        Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional nominee as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company's charter and bylaws.

        Election of each of the director nominees named in this Proposal No. 1 requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting by holders of our voting securities. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors' nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

        The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board has endorsed this appointment. Ernst & Young audited our consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010. A representative of Ernst & Young is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate governance. Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2012 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities.

        If this appointment is not ratified by our stockholders, the Audit Committee and the Board may reconsider its recommendation and endorsement, respectively. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Independent Accountants' Fees

        Aggregate fees for professional services rendered for us by Ernst & Young and its affiliates for fiscal years ended December 31, 2011 and December 31, 2010 were as follows:

	2011	2010
Audit Fees	$1,729,709	$1,791,606
Audit-Related Fees	85,378	84,268
Tax Fees	0	14,980
All Other Fees	0	0

Total	$1,815,087	$1,890,854

        The Audit Fees billed were for professional services rendered for the audit of our consolidated financial statements for fiscal years ended December 31, 2011 and December 31, 2010 and for other services, including compliance with the Sarbanes-Oxley Act of 2002, accounting consultations billed as audit services, review of financial statements included in Form 10-Q, issuance of comfort letters, consents and review of the Company's registration statements under the Securities Act and other documents filed with the SEC in those fiscal years.

        The Audit-Related Fees were for professional services rendered relating to (i) due diligence and agreed-upon procedures for 2011 and (ii) due diligence and agreed-upon procedures for 2010. The Tax Fees were for tax advice in 2010.

Audit Committee Pre-Approval Policy

        In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by Ernst & Young to ensure that the work does not compromise its independence in performing audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval of a particular category or group of services, such as tax consulting services and audit services, is provided by the full Audit Committee for up to a year and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the full Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young during 2011 and 2010 under such provision.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

 PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CHARTER TO LOWER EACH OF THE
AGGREGATE STOCK OWNERSHIP LIMIT AND THE COMMON STOCK OWNERSHIP LIMIT
FROM 7.0 PERCENT TO 5.0 PERCENT

        The Company's Board of Directors has determined that the proposal to amend the Company's charter to lower each of the aggregate stock ownership limit and the common stock ownership limit contained in the charter from 7.0 percent to 5.0 percent is advisable and in the best interests of the Company and its stockholders and has directed that the proposed Articles of Amendment to lower such limits, the form of which is attached hereto as Appendix A (the "Charter Amendment"), be submitted for consideration and approval by the Company's stockholders. The relevant provisions of, and the proposed amendments to, the charter are summarized below.

Current REIT Stock Ownership Limitations in the Charter

        The charter provides for limitations on the transfer and ownership of the Company's stock. Such restrictions are intended to assist the Company in maintaining and monitoring its qualification as a real estate investment trust (a "REIT") for federal income tax purposes. The requirements under the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a REIT, include certain rules relating to the ownership of the REIT's stock. One such requirement is that, in general, no five or fewer "individuals," which term includes certain types of entities, may directly or constructively own more than 50% of the value of a REIT's stock.

        In order to ensure compliance with the foregoing tax law requirement, the charter currently includes an aggregate stock ownership limit, which generally restricts any individual, corporation or any other entities, and includes a "group" as such term is defined under the SEC's beneficial ownership rules (each, a "Person"), from "beneficially owning" or "constructively owning", as each term is defined in the charter, more than 7.0% of the aggregate value of the outstanding shares of the Company's stock. The charter also contains a common stock ownership limit, which generally restricts a Person from "beneficially owning" or "constructively owning" more than 7.0% of either the number or value, whichever is more restrictive, of the outstanding shares of the Company's common stock. Purported transfers or ownership of our stock in violation of these limits may result in the affected shares being transferred to a trust for a charitable beneficiary and not to the intended transferee or owner, or the purported transfer otherwise being void.

        The REIT stock ownership limitations under the Code and in the charter involve technical and complex attribution rules, pursuant to which shares of stock may be treated as owned by persons having specified relationships to the stockholder of record. In addition, shares of stock underlying outstanding options and warrants may, in certain circumstances, be treated for purposes of these rules as owned by the holder of the option or warrant.

        The Company's Board of Directors is vested with broad discretion to interpret and apply the ownership limitations contained in the charter, including the application of the attribution rules and the determination of values, and to resolve any ambiguities. In addition, the Board of Directors has authority to grant, and has granted, exemptions for certain of the Company's stockholders from the ownership limitations contained in the charter, upon determining that granting such exemption will not adversely affect the Company's ability to maintain its qualification as a REIT, and subject to such terms and conditions as prescribed by the charter or that the Board of Directors has deemed appropriate. Such terms and conditions may include establishing a special "excepted holder limit" that applies to the recipient of the exemption.

Effect of Ownership of the Company's Capital Stock by the Chief Executive Officer and the Company's External Manager on the Company's REIT Stock Ownership Limitations

        Ivan Kaufman, the Company's chief executive officer and the controlling owner of Arbor Commercial Mortgage, the Company's external manager, currently beneficially owns approximately 23% of our common stock. The Company's management agreement with Arbor Commercial Mortgage provides that Arbor Commercial Mortgage would be entitled to be paid a certain annual incentive fee, payable in quarterly installments, upon the achievement of a certain annual performance hurdle. The management agreement also provides that at least 25% of each such quarterly installment is payable in the form of shares of the Company's common stock to the extent that it would not adversely affect the Company's qualification as a REIT. The ability of other stockholders to beneficially or constructively own up to 7.0% of the Company's common stock pursuant to the charter's current stock ownership limitation, along with the waiver granted to Mr. Kojaian, one of our directors, which permits him to beneficially own up to 8.3% of our outstanding common stock, constrain the ability of Mr. Kaufman and Arbor Commercial Mortgage to maintain their current levels of ownership of our common stock, without jeopardizing the Company's REIT qualification. The Company believes that direct or beneficial ownership of our stock by Mr. Kaufman and Arbor Commercial Mortgage serves to align their interests with those of the Company's other stockholders, and is therefore generally in the Company's best interests.

        In order to preserve the ability of Mr. Kaufman and Arbor Commercial Mortgage to maintain their current levels of ownership of the Company's outstanding common stock, the Company's stockholders are being asked to consider an amendment to the Company's charter that would reduce from 7.0% to 5.0% both (i) the aggregate stock ownership limit of the aggregate value of the outstanding shares of the Company's stock, and (ii) the common stock ownership limit of the number or value, whichever is more restrictive, of the outstanding shares of the Company's common stock. These proposed 5.0% aggregate and common stock ownership limits would apply to each of the Company's stockholders, except for (i) Ivan Kaufman, Arbor Commercial Mortgage and Mr. Kojaian, each which have previously been granted waivers from the Company's general aggregate and common stock ownership limits, and (ii) as further described below, any other stockholder that the Company's Board of Directors may, in its sole discretion, grant an "excepted holder limit", thus allowing it to hold a greater percentage of our common stock than would otherwise be permissible under the proposed 5.0% aggregate and common stock ownership limits. Therefore, the reduced aggregate and common stock ownership limits may limit the ability of our current stockholders, other than Messrs. Kaufman and Kojaian and Arbor Commercial Mortgage, to acquire additional shares of our common stock.

        To the extent that any stockholder's current "beneficial ownership" or "constructive ownership" of the Company's common stock would exceed the proposed 5.0% aggregate or common stock ownership limits, the Company expects to work with such stockholders to determine whether granting any such stockholder an exemption from the new 5.0% stock ownership limits would not adversely affect the Company's REIT qualification. If the Board of Directors makes a favorable determination in that regard, it may elect to grant such stockholder a waiver from the proposed 5.0% aggregate or common stock ownership limits prior to the effective date of the amendment of the charter, subject to such terms and conditions prescribed by the charter or that the Board of Directors otherwise deems appropriate.

        If the current 7.0% aggregate and common stock ownership limits contained in the charter are reduced to 5.0% as a result of the approval of the Charter Amendment, this may make it more difficult for a stockholder other than Messrs. Kaufman and Kojaian and Arbor Commercial Mortgage (all of whom have been granted exemptions from the general stock ownership limits) to accumulate substantial stock holdings in the Company, and therefore may delay, defer or prevent a change in control of the Company, or other transactions by a third party, in each case without the consent of our Board of Directors.

        The Board of Directors has determined that the proposed reduction of the charter's aggregate stock ownership limit and the common stock ownership limit pursuant to the Charter Amendment are advisable and in the best interests of the Company and its stockholders, in light of the desire for Mr. Kaufman and Arbor Commercial Mortgage to maintain their current levels of ownership of the Company's outstanding common stock, while maintaining the Company's qualification as a REIT.

Vote Required for Approval of the Charter Amendment

        Approval of the Charter Amendment requires the affirmative vote of a majority of the votes entitled to be cast on the proposal at the annual meeting by holders of our voting securities. For purposes of the vote on the Charter Amendment, abstentions and broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
AMENDMENT TO THE COMPANY'S CHARTER TO LOWER EACH OF THE AGGREGATE
STOCK OWNERSHIP LIMIT AND THE COMMON STOCK OWNERSHIP LIMIT
FROM 7.0 PERCENT TO 5.0 PERCENT.

 STOCKHOLDER PROPOSALS FOR 2013

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Nominating/Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the Company's 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in the Company's proxy statement for that meeting, the stockholder proposal must be received by the Company at its corporate headquarters, located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Secretary, on or before December [    ], 2012.

        In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the Company's 2013 annual meeting of stockholders, such proposal must contain the information required by the Company's bylaws and be received by the Company in accordance with the Company's bylaws. Pursuant to the Company's current bylaws, stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than January [    ], 2013 and not earlier than December [    ], 2012; provided, however, in the event that mailing of the notice for the 2013 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after April [    ], 2013, a proposal by a stockholder to be timely must be delivered not earlier than the 120th day prior to the date of mailing of the notice for such meeting and not later than the close of business on the later of (1) the 90th day prior to the date of mailing of the notice for such meeting and (2) the tenth day following the date on which public announcement of the date of the 2013 annual meeting of stockholders is first made.

OTHER MATTERS

        Our Board of Directors knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

Walter K. Horn
Secretary

April [    ], 2012

Uniondale, New York

APPENDIX A

PROPOSED AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
ARBOR REALTY TRUST, INC.

ARBOR REALTY TRUST, INC.

ARTICLES OF AMENDMENT

        Arbor Realty Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    The charter of the Corporation is hereby amended by deleting the definition of "Aggregate Stock Ownership Limit" in Section 7.1 of Article Seventh in its entirety and inserting the following in lieu thereof:

  "Aggregate Stock Ownership Limit.    The term "Aggregate Stock Ownership Limit" shall mean not more than 5.0 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof."

        SECOND:    The charter of the Corporation is hereby further amended by deleting the definition of "Common Stock Ownership Limit" in Section 7.1 of Article Seventh in its entirety and inserting the following in lieu thereof:

  "Common Stock Ownership Limit.    The term "Common Stock Ownership Limit" shall mean not more than 5.0 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof."

        THIRD:    The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

        FOURTH:    There has been no change in the authorized stock of the Corporation effected by the amendments to the charter of the Corporation as set forth above.

        FIFTH:    These Articles of Amendment shall become effective upon the date set forth below.

        SIXTH:    The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this    day of                        , 2012.

ARBOR REALTY TRUST, INC.
By:
Name:
Title:

ATTEST

Name:
Title:

(SEAL)

ANNUAL MEETING OF STOCKHOLDERS OF ARBOR REALTY TRUST, INC. May 23, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.arborrealtytrust.com/cm.htm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends a vote FOR ALL NOMINEES in Proposal 1. Proposal 1. Election of directors to serve on the Board of Directors of Arbor Realty Trust, Inc. (the “Company”). O Karen K. Edwards O William Helmreich O William C. Green O Melvin F. Lazar The Board of Directors recommends a vote FOR Proposal 2. Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The Board of Directors recommends a vote FOR Proposal 3. Proposal 3. An amendment to the Company’s charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0 percent to 5.0 percent. Proposal 4. To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20430030000000000000 5 052312 FOR AGAINST ABSTAIN

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends a vote FOR ALL NOMINEES in Proposal 1. Proposal 1. Election of directors to serve on the Board of Directors of Arbor Realty Trust, Inc. (the “Company”). O Karen K. Edwards O William Helmreich O William C. Green O Melvin F. Lazar The Board of Directors recommends a vote FOR Proposal 2. Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The Board of Directors recommends a vote FOR Proposal 3. Proposal 3. An amendment to the Company’s charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0 percent to 5.0 percent. Proposal 4. To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ARBOR REALTY TRUST, INC. May 23, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20430030000000000000 5 052312 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.arborrealtytrust.com/cm.htm FOR AGAINST ABSTAIN

0 14475 ARBOR REALTY TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2012 The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Paul Elenio and Walter K. Horn, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May 23, 2012 at 1:00 p.m., local time, at The Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all proxies possessed by the undersigned if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposals 2 and 3. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)